Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

August [●], 2015

CCH I, LLC

400 Atlantic Street

Stamford, CT 06901

RE: Registration Statement on Form S-4 (333-205240)

Ladies and Gentlemen:

We have acted as special counsel to CCH I, LLC, a Delaware limited liability company (the “Company”) and wholly owned subsidiary of Charter Communications, Inc. (“Charter”), in connection with the preparation and filing of the Registration Statement on Form S-4 of the Company (as amended, the “Registration Statement”) relating to the issuance of shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), after its conversion to a corporation (i) in connection with the merger of Time Warner Cable Inc. (“TWC”) with and into Nina Company II, LLC (“Merger Subsidiary Two”), and (ii) in connection with the merger of Charter Communications, Inc. (“Charter”) with and into Nina Company III, LLC (“Merger Subsidiary Three”), pursuant to the Agreement and Plan of Mergers, dated as of May 23, 2015 (as may be amended, the “Merger Agreement”), among Charter, the Company, Nina Corporation I, Inc., Merger Subsidiary Two, Merger Subsidiary Three and TWC.

For the purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement and the form of the amended and restated certificate of incorporation and form of the amended and restated bylaws that will be the certificate of incorporation and bylaws, respectively, of the Company prior to such issuances. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents. We have also assumed that prior to the issuance of any Common Stock pursuant to the Transactions Agreement, the Registration Statement will have become effective under the Securities Act of 1933 and such effectiveness shall not have been terminated or rescinded.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Common Stock is or will be, upon issuance, legally authorized and, when the Common Stock has been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Transactions Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion herein as to, any law other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Common Stock and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,